UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2018

AG Acquisition Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55785	82-0776144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Clematis Street, Suite 217 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 341-2684

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

On October 23, 2017, AG Acquisition Group, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with AG-GT Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Global Technology Resources, Inc. (“GTRI”), Gregory Byles, as representative of the shareholders of GTRI (each, a “GTRI Shareholder” and collectively, the “GTRI Shareholders”) and the GTRI Shareholders, pursuant to which the parties agreed that Merger Sub would merge with and into GTRI, with GTRI being the surviving entity (the “Merger”), in accordance with the terms and conditions of the Merger Agreement, as amended.

As previously reported by the Company on its current report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2018, on March 30, 2018, the Company, Merger Sub, GTRI and Gregory Byles, as representative of the GTRI Shareholders entered into Amendment No. 5 to Merger Agreement (the “Fifth Amendment”), pursuant to which the parties extended the termination date under the Merger Agreement, as amended, from March 31, 2018 to April 9, 2018. The purpose of the extension was to provide the parties with additional time to complete the Merger and the other transactions as set forth in the Merger Agreement. No other changes were made to the Merger Agreement, as amended, in the Fifth Amendment.

However to date the closing of the Merger has not occurred and since the April 9, 2018, termination date has passed, on September 12, 2018, the Company gave notice to GTRI and the GTRI Shareholders that it elected to terminate the Merger Agreement on September 13, 2018, pursuant to Section 7.03(f) of the Merger Agreement (the “Termination of the Merger Agreement”).

There were no termination penalties incurred or payable by the Company in connection with the Termination of the Merger Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Termination of the Merger Agreement, and since John Vasquez was appointed as the Company’s Chief Executive Officer on March 30, 2018, in anticipation of the closing of the Merger, on September 12, 2018, pursuant to and in accordance with, the Company’s Bylaws, the Company’s board of directors removed John Vasquez from his position as the Chief Executive Officer. There were no disagreements between Mr. Vasquez and the Company as to its operations, policies or practices.

Simultaneously, on September 12, 2018, the Company’s board of directors, appointed Howard Gostfrand, who is currently a member of the Company’s board of directors, and who had served as the Chief Executive Officer and director of the Company from February 23, 2017 until March 30, 2018, to serve as the Company’s Chief Executive Officer effective September 12, 2018, and to serve in such position until his earlier death, resignation or removal from office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG ACQUISITION GROUP, INC.

Date: September 13, 2018	By:	/s/ Laura Anthony
	Name:	Laura Anthony
	Title:	Chief Financial Officer